Exhibit 10.1

ORBOTECH LTD.

EQUITY REMUNERATION PLAN FOR KEY EMPLOYEES OF ORBOTECH LTD. AND ITS AFFILIATES AND SUBSIDIARIES (AS AMENDED AND RESTATED)

Table of Contents

1.	Preamble	2

2.	Administration	3

3.	Shares Subject to the Restated 2000 Plan	3

4.	Eligibility; Written Agreement	5

5.	Grant of the Awards and Issuance of the Ordinary Shares to the Trustee	5

6.	Terms of Grant of Restricted Shares and Payment	6

7.	Purchase Price	6

8.	Exercise of Options	7

9.	Term of Options	8

10.	Vesting of Awards	8

11.	Nontransferability of Options and Restricted Shares; Disqualifying Dispositions	9

12.	Termination of Employment or Services	10

13.	Cancellation of Options	11

14.	Rights as Shareholders	11

15.	Dividends and Voting Rights	12

16.	Rights and/or Benefits Arising out of the Employee/Employer or other Relationship and the Absence of an Obligation to Employ or Retain	13

17.	Adjustments upon Changes in Capitalization; Significant Event	13

18.	Term, Termination and Amendment	14

19.	Effectiveness of the Restated 2000 Plan	15

20.	Taxation	15

21.	Governing Law	17

22.	Miscellaneous	17

1.	Preamble

(a)

Orbotech Ltd., an Israeli corporation (the “Company”), maintains the Orbotech Ltd. Employee Share Ownership and Option Plan (2000) (As Amended, 2003) (the “2000 Plan”) and the 1995 Incentive Stock Plan for Key Employees of Orbotech Ltd.’s Subsidiaries (As Amended 1997, 1998, 1999, 2000, 2001, 2003) (the “1995 Plan”). The Company hereby merges the 1995 Plan into the 2000 Plan, and amends and restates the 2000 Plan to: (a) change its name to the “Equity Remuneration Plan for Key Employees of Orbotech Ltd. and its Affiliates and Subsidiaries (as Amended and Restated, 2005)”; (b) extend the types of stock-based awards available under the 2000 Plan; (c) provide for stock-based awards to persons who were previously eligible for awards under the 1995 Plan; (d) increase the number of Ordinary Shares issuable under the 2000 Plan; and (e) make other desired changes as provided herein. The 2000 Plan, as amended and restated, is referred to herein as the “Restated 2000 Plan”. The Restated 2000 Plan provides for the granting of stock options to purchase Ordinary Shares (as defined below) (“Options”) and the granting of awards of shares subject to certain restrictions, as provided below (“Restricted Shares”), to employees, officers, directors and/or consultants of: (i) the Company; (ii) other companies, partnerships or entities in Israel in which the Company holds, directly or indirectly, at least a 50% equity interest (each a “Related Company”); and/or (iii) the Company’s subsidiary entities and their respective subsidiary entities outside Israel (each a “Foreign Subsidiary”).

(b)

The general purpose and intent of the Restated 2000 Plan is to provide incentives to employees, officers, directors and/or consultants of the Company, Related Companies and Foreign Subsidiaries by providing them with the opportunity to purchase or receive shares of the Company.

(c)

The Restated 2000 Plan is intended to enable the Company to grant Options and issue shares under various and different tax regimes including, without limitation: (i) pursuant and subject to Section 102 of the Israeli Income Tax Ordinance (New Version) 1961 (the “Tax Ordinance”) or any provision which may amend or replace it and any regulations, rules, orders or procedures promulgated thereunder (collectively “Section 102”) and to designate them as either grants made through a trustee or not through a trustee; (ii) pursuant and subject to Section 3(i) of the Tax Ordinance; (iii) as “incentive stock options” (“Incentive Stock Options”) within the meaning of Section 422(b) of the U.S. Internal Revenue Code of 1986, as amended from time to time (the “Code”); (iv) as Options to U.S. taxpayers which would not qualify as Incentive Stock Options (“Nonqualified Stock Options”); (v) to grantees in jurisdictions other than Israel and the United States; and (vi) as Restricted Shares (collectively, “Awards”).

The Company does not warrant that the Restated 2000 Plan will be recognized by the income tax authorities in any jurisdiction or that future changes will not be made to the provisions of applicable laws or rules or regulations which are promulgated from time to time thereunder, or that any exemption or benefit currently available, whether pursuant to Section 102 or otherwise, will not be abolished.

Should any provision of Section 102 which applies to employees be amended, such amendment shall be deemed included in the Restated 2000 Plan with respect to Awards issued in the context of Section 102. Where a conflict arises between any provision of the Restated 2000 Plan or any Agreement (as defined below) hereunder or their application and the provisions of any relevant tax law, rule or regulation, whether relied upon for tax relief or otherwise, the Board of Directors of the Company (the “Board”), in its sole discretion, shall determine any necessary changes to be made to the Restated 2000 Plan and its determination regarding this matter shall be final and binding.

2.	Administration

(a)

Subject to the provisions of any applicable law, the Restated 2000 Plan shall be administered by the Board and/or by any committee of the Board so designated by the Board. Any reference herein to the Board shall also mean any such committee and, unless the powers of the committee have been specifically limited by the Board, in the Restated 2000 Plan or by any applicable law, such committee shall have all powers of the Board granted herein.

(b)

Without derogating from the generality of the foregoing, the Board shall have the authority to designate grants made pursuant to Section 102 as either grants made through a trustee or not through a trustee and to determine (and from time to time, change, subject to Section 102) the tax route applicable to Options granted through a trustee pursuant to Section 102 (e.g., the capital gains route or the employment income route) and to make any other elections with respect to the Plan pursuant to applicable law. Subject to Sections 7 and 18, the Board shall have plenary authority to determine the terms and conditions of all Awards (which need not be identical) within the terms of the Restated 2000 Plan, including, without limitation, the purchase price of the shares covered by any Option, the individuals to whom, and the time or times at which, Awards shall be granted, the types of Awards to be granted, the number of shares to be subject to each Award, the purchase price (if any) of Restricted Shares, whether grants shall be made through a trustee or not through a trustee, whether an Award shall be granted pursuant to Section 102 or otherwise, whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option, when an Option shall vest and can be exercised (and whether in whole or in installments), whether, to what extent and under what circumstances Restricted Shares should be subject to transfer restrictions, forfeiture provisions and/or other terms and conditions, and when any Restricted Shares shall vest and any transfer restrictions, forfeiture provisions and/or other terms and conditions with respect thereto should lapse and/or expire.

(c)

Subject to Section 18, the Board shall have plenary authority to construe and interpret the Restated 2000 Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Restated 2000 Plan. All determinations of the Board pursuant to the provisions of the Restated 2000 Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, grantees and their estates and beneficiaries.

(d)

No director or officer of the Company shall be personally liable or obligated to any grantee or other person as a result of any decision or omission made and/or action taken with respect to the Restated 2000 Plan or its execution.

3.	Shares Subject to the Restated 2000 Plan

(a)

Subject Shares. The shares subject to the Restated 2000 Plan shall be Ordinary Shares of the Company of NIS 0.14 nominal (par) value each (“Ordinary Shares”). Such Ordinary Shares may be in whole or in part, as the Board shall from time to time determine and subject to applicable law, authorized and unissued Ordinary Shares or issued and fully paid Ordinary Shares which have resulted from Restricted Shares which have been forfeited and returned to the Company or Ordinary Shares which shall have otherwise been purchased by the Company, by the Trustee (as hereinafter defined) or by any custodian hereunder with funds provided by the Company.

(b)

Maximum Shares. The aggregate number of Ordinary Shares that may be issued and delivered pursuant to Awards granted under the Restated 2000 Plan from and after the 2005 Effective Time (as defined in Section 19) (the “Maximum Restated 2000 Plan Shares”) shall not exceed 7,138,571 (i.e., the sum of: (i) 491,023 (i.e., the number of Ordinary Shares available under the 1995 and 2000 Plans and not subject to outstanding options immediately prior to the 2005 Effective Time); (ii) 5,647,548 (i.e., the number of Ordinary Shares subject to outstanding options under the 1995 and 2000 Plans immediately prior to the 2005 Effective Time); and (iii) 1,000,000). The number of Maximum Restated 2000 Plan Shares shall be adjusted in accordance with the terms set forth herein in connection with events described in Section 17. No Award may be issued under the Restated 2000 Plan unless, at the time of the grant of such Award, such Award would not cause the Maximum Restated 2000 Plan Shares limitation to be exceeded.

Any increase in the Maximum Restated 2000 Plan Shares shall be subject to the provisions of Section 18.

(c)

Expired, Terminated, Forfeited or Cancelled Awards. If: (i) any Option granted under the 1995 Plan or the 2000 Plan prior to the 2005 Effective Time, or any Option granted under the Restated 2000 Plan, shall expire, terminate or be forfeited or cancelled for any reason without having been exercised in full, the shares under such Option which were not theretofore exercised shall again be available for the purposes of the Restated 2000 Plan; and (ii) any Restricted Share Award granted under the Restated 2000 Plan shall expire, terminate, be forfeited or cancelled prior to vesting in full, the shares under such Restricted Share Award that did not theretofore vest and with respect to which the forfeiture restrictions thereon did not theretofore lapse shall again be available for the purposes of the Restated 2000 Plan.

(d)

Restricted Share Award Limitation. An Award of Restricted Shares shall not be granted under the Restated 2000 Plan to the extent the number of Ordinary Shares covered by such Award, when added to the aggregate number of Restricted Shares issued under the Restated 2000 Plan (including any Restricted Shares issued under the Restated 2000 Plan that (A) have vested and on which forfeiture provisions have lapsed or (B) that have not yet vested and remain subject to forfeiture provisions, but excluding any Restricted Shares that were forfeited prior to their vesting and lapsing of forfeiture provisions thereon), would exceed 400,000 (the “Restricted Share Limitation”). In calculating the numbers described in the preceding sentence, adjustments shall be made in accordance with the terms set forth herein, including adjustments to the Restricted Share Limitation.

(e)

Incentive Stock Option Limitation. The aggregate number of Ordinary Shares that may be issued and delivered under the Restated 2000 Plan pursuant to Awards in the form of Incentive Stock Options shall be 7,138,571 (as such number shall be adjusted in accordance with the terms set forth herein in connection with events described in Section 17). Upon termination, cancellation, expiration or forfeiture for any reason of any Incentive Stock Option granted under the 1995 Plan or the Restated 2000 Plan without such Incentive Stock Option having been exercised in full, the shares under such Incentive Stock Option that were not exercised prior to such termination, cancellation, expiration or forfeiture shall not be considered as having been issued or delivered for purposes of the limitations under the preceding sentence.

The aggregate fair market value (determined with respect to each Incentive Stock Option at the time such Option is granted) of the Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by a grantee during any calendar year (under all stock option plans of the Foreign Subsidiaries or any parent (within the meaning of Section 424(e) of the Code) or subsidiary (within the meaning of Section 424(f) of the Code) of the Foreign Subsidiaries) shall not exceed $100,000 (as such figure may be adjusted under Section 422(d) the Code). If the aggregate fair market value (determined at the time of grant) of the Ordinary Shares subject to an Incentive Stock Option which first becomes exercisable in any calendar year exceeds the limitation of this Section 3(e), that portion of the Incentive Stock Option that does not exceed the applicable dollar limit shall be an Incentive Stock Option and the remainder shall be a Nonqualified Stock Option; but in all other respects the original Agreement shall remain in full force and effect. If the limitation of this Section 3(e) is exceeded, the determination of which Options shall be Incentive Stock Options and which Options shall be Nonqualified Stock Options shall be made taking Options into account in the order in which they were granted.

4.	Eligibility; Written Agreement

(a)

Awards hereunder may be made to any employee, officer, director and/or consultant of the Company, a Related Company or a Foreign Subsidiary, provided however, that: (i) Awards under Section 102 may only be made to persons who are, at the time of the Award, employees (as such term is defined for purposes of Section 102 and which currently includes officers and directors) of the Company or any Related Company; and (ii) Incentive Stock Options may only be granted to salaried employees (which term shall be deemed to include officers) of any Foreign Subsidiary that is a “subsidiary corporation” of the Company (as defined in Section 424(f) of the Code). The grant of an Award hereunder shall not, in and of itself, either entitle such grantee to participate, nor disqualify such grantee from participating, in any other grant of Awards pursuant to the Restated 2000 Plan or any other equity remuneration plan of the Company.

(b)

Each grant of an Award shall be evidenced by a written agreement (the “Agreement”). Each Agreement with respect to an Award of Options shall, inter alia, designate: (i) whether the Award granted thereunder is pursuant to Section 102 and, if so, under which tax route, or otherwise; and/or (ii) whether the Award shall be granted through the Trustee or not through the Trustee; and/or (iii) whether the Option granted thereunder is an Incentive Stock Option or a Nonqualified Stock Option. In each case the Agreement shall be in such form, and contain such terms and provisions not inconsistent with the provisions of the Restated 2000 Plan, as the Board from time to time shall approve. The effective date of the granting of an Award shall be the date specified as such by the Board (provided such date is not earlier than the date of the Board resolution in this regard) and in the absence of any such specification, the date on which the Board approves such grant. Each grantee of an Award shall be notified thereof and a written Agreement shall be executed and delivered by the Company and the grantee. Any such Agreement may contain such provisions as the Board deems appropriate to ensure that the penalty provisions of Sections 280G and 4999 of the Code will not apply to any Ordinary Share received by the grantee from the Company.

5.	Grant of the Awards and Issuance of the Ordinary Shares to the Trustee

(a)

The Board shall appoint (and may, from time to time, replace) a trustee for the purposes of the Restated 2000 Plan (the “Trustee”), and may, from time to time, appoint, remove or replace a custodian for the purposes of the Restated 2000 Plan.

(b)

Unless otherwise determined by the Board, all Awards to employees, officers, directors and/or consultants of the Company or any Related Company shall be issued by the Company in the name of the Trustee and the share certificates representing any Restricted Shares or Ordinary Shares issued pursuant to Option exercises by such grantees hereunder and any and all other or additional rights or shares deriving from or issued in connection therewith, such as, but not limited to, bonus shares (stock dividends) (“Additional Rights”) shall be issued by the Company in the name of the Trustee in trust for the designated grantee and shall be deposited with and held by the Trustee, and registered in the Trustee’s name in the register of members of the Company, for such period as determined by the Board but, in the case of grants of Awards through a trustee pursuant to Section 102, not less than the period required, or approved with respect thereto pursuant to Section 102 or any other applicable laws and regulations as shall be in effect from time to time (the “Lock-Up Period”).

Furthermore, and without derogating from the aforesaid or any other provision hereof, Awards granted or shares issued which were designated as made through a trustee pursuant to Section 102: (i) may not be sold until the end of the Lock-Up Period, unless otherwise allowed or determined by the Israeli tax authorities; and (ii) all Additional Rights with respect thereto will be subject to the same tax route applicable to the original Award.

(c)

Nothing in the foregoing provisions shall derogate from the power of the Board to grant Awards to the Trustee otherwise than under the provisions of Section 102 or to grant Awards to grantees directly otherwise than through the Trustee or on terms which differ from those specified above or to approve the transfer of Options and/or of Ordinary Shares from the Trustee to the name of any grantee(s) upon such conditions as shall be determined by the Board.

6.	Terms of Grant of Restricted Shares and Payment

Subject to the provisions of the Restated 2000 Plan and any applicable law, the Board shall have the discretion to determine the number of Restricted Shares to be granted to each grantee, the duration of the period during which, and the conditions, if any, under which, the Restricted Shares may be forfeited to the Company, the purchase price, if any, of the Restricted Shares and the other terms and conditions of such Awards. Payment of any amount for Restricted Shares by the grantee shall be made to the Company no later than the day the Agreement with respect thereto is signed in such manner as the Company may prescribe.

Unless otherwise determined by the Board, Restricted Shares shall be subject to the restrictions on sale and transferability as set forth in Section 11(b); shall vest as provided for in Section 10(c); shall be forfeited as provided for in Sections 10(d) and 12(b); and shall confer upon the holders thereof the rights pursuant to Section 14(b).

7.	Purchase Price

(a)

Option Exercise Price. The consideration to be paid by the grantee for each share purchased by exercising an Option (the “Option Exercise Price”) shall be determined by the Board, but shall not be less than the greater of: (i) the nominal (par) value of the Ordinary Shares the subject of the Option; and (ii) 100% of the Market Price (as defined below) of the Ordinary Shares on the date of the grant or, if there was no public trading of the Company’s Ordinary Shares on the day of grant, on the last day immediately preceding the date of grant upon which public trading of the Company’s Ordinary Shares took place. For purposes hereof, the “Market Price” of the Ordinary Shares shall mean, as of any given date, the mean average between the high and the low sale prices of the Ordinary Shares, as reported by Nasdaq, or, if the Ordinary Shares are not listed on Nasdaq, the closing price of the Ordinary Shares as reported by the National Quotation Bureau Incorporated, or, in all other cases, the value set in good faith by the Board; provided, however, that Options issued in assumption of, or in substitution for, outstanding Awards previously granted by a company (other than the Company) acquired by the Company, a Related Company or a Foreign Subsidiary or with which the Company, a Related Company or a Foreign Subsidiary merges or consolidates may have an Option Exercise Price below Market Price. No Incentive Stock Option shall be granted to an employee who at the time of grant owns (or is considered as owning within the meaning of Section 424(d) of the Code) shares possessing more than 10% of the total combined voting power of all classes of shares of the relevant Foreign Subsidiary (or any parent (within the meaning of Section 424(e) of the Code) or subsidiary (within the meaning of Section 424(f) of the Code) of the relevant Foreign Subsidiary), unless at the time of grant the Option Exercise Price is at least 110% of the Market Price of the Ordinary Shares subject to the Incentive Stock Option.

(b)

No Re-pricing. An Option may not be amended to lower its Option Exercise Price, nor shall any other action be taken with respect to an Option that is treated as a re-pricing under generally accepted accounting principles or any applicable stock exchange rules, without the prior approval of such amendment or action by the Company’s shareholders, provided however, that the Option Exercise Price or purchase price of an Award under the Restated 2000 Plan may be adjusted in accordance with the terms of Section 17.

(c)

Restricted Share Purchase Price. The consideration to be paid by the grantee for each Restricted Share shall be determined by the Board. It is anticipated that Restricted Shares will be issued at substantially below Market Price and for nominal consideration only, if any, provided that less than the nominal (par) value of such shares may be paid only if the appropriate provisions of the Israeli Companies Law, 5759-1999 are complied with.

8.	Exercise of Options

(a)

Exercise Notice/Payment. A grantee who desires to exercise an Option granted pursuant to the Restated 2000 Plan shall notify the Company in writing, or, through the Trustee, shall cause the Company to be notified in writing, to such effect, and any such notice shall state the number of Ordinary Shares in respect of which it is being exercised and shall be accompanied by, or specify the arrangements for, payment of the full Option Exercise Price of such Ordinary Shares. An exercise notice may be in any other manner that the Board may determine from time to time.

(b)

Exercise through the Trustee. A grantee who desires that the Trustee exercise an Option granted to the Trustee on his or her behalf shall so instruct the Trustee in writing in such form as shall be prescribed by the Board from time to time. Upon receipt of all the requisite documents, approvals and payments from the grantee, including sufficient proof of proper provision for the payment of any applicable taxes, in form satisfactory to the Company and the Trustee, the Trustee shall deliver a notice to the Company in such form as shall be prescribed by the Board from time to time, whereupon the Company shall allot the Ordinary Shares in the name of the Trustee.

(c)

Exercise other than through the Trustee. A grantee who desires to exercise an Option granted directly to him or her (and not through the Trustee) shall so notify the Company in writing in such form as shall be prescribed by the Board from time to time. If Section 102 does not apply to the Option or the Ordinary Shares which relate thereto, then, as a condition for the exercise of the Option, the grantee shall be required to pay the tax applicable to him or her (including all tax payable by the Company, any Related Company or any Foreign Subsidiary arising out of its obligation to deduct tax at source) pursuant to applicable law and the provisions of the Restated 2000 Plan. Upon receipt of all the requisite documents, approvals and payments from the grantee, including sufficient proof of payment by the grantee of all applicable taxes as aforesaid, in form satisfactory to the Company, the Company shall allot the Ordinary Shares in the name of the grantee.

(d)

No Reloads. Options may not contain any “reload” features; that is, upon exercise of the original underlying Option, the grantee shall not be awarded any automatic grant of additional Options in connection with such exercise.

9.	Term of Options

The term of each Option shall be for such period as the Board shall determine, but not more than seven years from the date of grant thereof or such shorter period as may apply pursuant to the provisions of Sections 10 and 12. Furthermore, no Incentive Stock Option shall be granted to an employee who at the time of grant owns (or is considered as owning within the meaning of Section 424(d) of the Code) shares possessing more than 10% of the total combined voting power of all classes of shares of the relevant Foreign Subsidiary (or any parent (within the meaning of Section 424(e) of the Code) or subsidiary (within the meaning of Section 424(f) of the Code) of the relevant Foreign Subsidiary) unless the Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant.

10.	Vesting of Awards

(a)

Vesting of Options. The Board may in its discretion prescribe the installments, if any, in which an Option granted under the Restated 2000 Plan shall become exercisable (“Vesting Periods”) or the time and/or conditions upon which the Vesting Periods of Options may be accelerated. Except as otherwise specified by the Board, vesting of Options shall be contingent upon the grantee’s continued employment or service (which, for purposes of the Restated 2000 Plan, shall include service as a director) with the Company, a Related Company or a Foreign Subsidiary through the applicable vesting date, and shall be in installments, over a period of four years from the granting of the Option, in such manner that at the end of two years from the date of grant the grantee (or the Trustee on his or her behalf) shall be entitled to exercise the Option in respect of up to 50% of the Ordinary Shares originally subject thereto and at the end of each of the remaining two years in respect of up to another 25% of such Ordinary Shares.

(b)

Exercise of Vested Options. At the conclusion of each Vesting Period, the Option may, from time to time, be exercised in relation to part or all of the Ordinary Shares allocated for that period and, during each of the Vesting Periods, the Option may be exercised in relation to all or part of the Ordinary Shares allocated for any previously concluded Vesting Period with respect to which the Option was not fully exercised. After the end of the Vesting Periods and during the balance of the term of the Option pursuant to Section 9, the Option may be exercised, from time to time, in relation to all or part of the Ordinary Shares which have vested and have not at that time been exercised and which remain subject to the Option. Notwithstanding the aforesaid, an Option may be exercised only if, subject to the provisions of Section 12, at the time of any exercise of the Option the grantee has continued to be employed by or provide services to the Company, a Related Company or a Foreign Subsidiary from the date of the grant thereof until the date of exercise.

(c)

Vesting of Restricted Shares. The Board may in its discretion prescribe the time and/or conditions upon which any Award of Restricted Shares shall vest and upon which any transfer restrictions, forfeiture provisions or other terms and conditions of Restricted Shares shall lapse or expire, including any acceleration thereof. Unless otherwise determined by the Board, vesting of Restricted Shares shall be contingent upon the grantee’s continued employment with or provision of services to the Company, a Related Company or a Foreign Subsidiary through the applicable vesting date, and shall be in installments, over a period of four years from the date of grant of the Restricted Shares, in such manner that at the end of two years from the date of grant of the Restricted Shares (to the Trustee or to the grantee, as applicable) 50% of the Restricted Shares shall vest (and the forfeiture provisions thereof shall lapse) and at the end of each of the remaining two years 25% of the Restricted Shares shall vest (and the forfeiture provisions thereof shall lapse).

(d)

Expiration, Termination and Forfeiture of Unvested Awards. Except as otherwise specified by the Board and subject to the provisions of Section 12, upon the termination of the grantee’s employment or service with the Company, any portion of the Option that was not exercised as of such time shall immediately expire and terminate and any portion of the Restricted Shares not yet vested as of such time shall immediately be forfeited and returned to the Company; provided, however, that a grantee’s employment and service shall not be deemed to have been terminated for purposes of this sentence if such grantee continues to be employed with, or provide services to, any of the Company, any Related Company or any Foreign Subsidiary.

11.	Nontransferability of Options and Restricted Shares; Disqualifying Dispositions

(a)

Options. Other than with respect to Incentive Stock Options (which are covered by the following paragraph), unless otherwise determined by the Board, Options and/or the right to Options and/or the Ordinary Shares subject thereto (until such time as any restrictions applicable thereto hereunder, including, in the case of Ordinary Shares resulting from the exercise of Options granted through a trustee pursuant to Section 102, the Lock-Up Period, lapse) are personal, and except insofar as is specified in the Restated 2000 Plan, and, where applicable, subject to Section 102, may not be sold, transferred, assigned, pledged, withdrawn, attached or otherwise alienated or encumbered, either voluntarily or pursuant to any law, except by way of transfer pursuant to the laws of inheritance, and no power of attorney or deed of transfer, whether the same has immediate effect or shall take effect on a future date, shall be given with respect thereto. During the lifetime of the grantee the Option may only be exercised by the designated grantee, or if granted to the Trustee, by the Trustee on behalf of the designated grantee.

Incentive Stock Options and/or the right thereto are personal and may not be sold, transferred, assigned, pledged, withdrawn, attached or otherwise alienated or encumbered, either voluntarily or pursuant to any law, except by way of transfer pursuant to the laws of inheritance, and no power of attorney or deed of transfer, whether the same has immediate effect or shall take effect on a future date, shall be given with respect thereto. During the lifetime of the grantee the Incentive Stock Option may only be exercised by the designated grantee.

If a grantee of an Incentive Stock Option makes any disposition of shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such individual shall notify the Company of such disposition within ten days thereof.

A note as to some or all of the provisions of this Section 11(a) or a legend may appear on any document which grants the Option or any Agreement hereunder.

(b)

Restricted Shares. Unless otherwise determined by the Board, Restricted Shares and/or the rights to Restricted Shares are personal, and, except insofar as is specified in the Restated 2000 Plan, and, where applicable, subject to Section 102, may not, until such time as the restrictions applicable to such Restricted Shares, including, in the case of grants of Restricted Shares through a trustee pursuant to Section 102, the Lock-Up Period, lapse, be sold, transferred, assigned, pledged, withdrawn, attached or otherwise alienated or encumbered, either voluntarily or pursuant to any law, except by way of transfer pursuant to the laws of inheritance (but only to the extent that such Restricted Shares had vested on the date of death of the grantee), and no power of attorney or deed of transfer, whether the same has immediate effect or shall take effect on a future date, shall be given with respect thereto. Unless the Board provides otherwise, certificates issued in respect of Restricted Shares and, where applicable, any Additional Rights with respect thereto, shall be registered in the name of the Trustee or the grantee, as the case may be, and deposited, together with a share transfer deed signed and endorsed by the grantee in blank (the “Share Transfer Deed”), with the Company, the Trustee (in all cases where the Award is through the Trustee) or such custodian as may be designated by the Board, and shall be held by the Company, the Trustee or the custodian until such time as the restrictions applicable to such Restricted Shares, including, in the case of grants of Restricted Shares through a trustee pursuant to Section 102, the Lock-Up Period, lapse.

In the event that, for any reason whatsoever, including pursuant to Section 12(b), any Restricted Shares which have not vested and on which the forfeiture provisions have not theretofore lapsed shall be cancelled, terminated or forfeited, the Company, the Trustee or the custodian, as the case may be, shall, unless instructed otherwise by the Board, exercise the Share Transfer Deed (and each is authorized to complete any missing details therein) in order to return such Restricted Shares to the Company and make them available again for purposes of the Restated 2000 Plan or for other corporate purposes.

12.	Termination of Employment or Services

(a)

If the employment or services of an Option holder with or to the Company, a Related Company or a Foreign Subsidiary is or are terminated prior to the complete exercise of an Option: (i) by reason of death, disability (in the case of Incentive Stock Options or Nonqualified Stock Options, as defined in Section 422(c)(6) of the Code, and in all other cases as determined by the Board in its absolute discretion) or retirement after age 60 with the approval of the Board, the Option shall remain exercisable by the grantee or his or her estate (to the extent that it has acquired the rights of the deceased grantee by will or by operation of law), as the case may be, for a period of one year following such termination (but only to the extent exercisable at the time of such termination and not beyond the scheduled expiration date); and (ii) for any other reason, all Options held by such holder shall immediately expire upon such termination.

Notwithstanding (ii) above, in the event of termination of employment or services by the Company, a Related Company or a Foreign Subsidiary within twelve months after a Significant Event (as defined in Section 17), the Option shall remain exercisable (but only to the extent exercisable at the time of such termination and not beyond the scheduled expiration date) for a period of one month following such termination.

(b)

If the employment or services of a grantee of Restricted Shares with or to the Company, a Related Company or a Foreign Subsidiary is or are terminated prior to the full vesting of, and lapsing of forfeiture provisions on, such Restricted Shares for any reason, the Restricted Shares held by such grantee that have not theretofore vested and on which the forfeiture provisions have not theretofore lapsed shall immediately be forfeited and returned to the Company upon such termination.

(c)

The Board may determine whether any given leave of absence or other circumstance constitutes a termination of employment or services. Awards granted under the Restated 2000 Plan shall not be affected by any change of employment or other designation so long as the grantee continues to be an employee of, or to provide services to, the Company, a Related Company or a Foreign Subsidiary.

(d)

Notwithstanding the foregoing, the Board may, in its absolute discretion, extend the period of exercise of the Option by a grantee or grantees for such time as it shall determine either with or without conditions; provided however, that the period of exercise shall not be extended beyond the term of the Option pursuant to Section 9, and provided further, that the extension of the exercise period for an Incentive Stock Option or any other Option held by a grantee who is subject to U.S. taxation will not be made without the consent of the grantee.

(e)

In such case as Section 102 shall apply to any Award, where the grantee ceases to be an employee or director of the Company or of a Related Company prior to the expiration of such period as may be prescribed by applicable law and regulations, the exemption provided by Section 102 may not apply with respect to that grantee pursuant to applicable law. In such case, the grantee shall be obliged to make arrangements with the tax authorities at his or her expense for all matters to do with the taxation of the Options, the Restricted Shares and/or the Ordinary Shares.

13.	Cancellation of Options

Without limiting the foregoing and the provisions of Section 17, the Board may, with the consent of the grantee (provided such consent is given within 60 days of the Company’s proposal to do so), from time to time cancel all or any portion of any Option then subject to exercise, and the Company’s obligation in respect of such cancelled Option may be discharged by: (i) payment to the grantee or to the Trustee of an amount in cash equal to the excess, if any, of the Market Price of the Ordinary Shares at the date of such cancellation subject to the portion of the Option so cancelled over the aggregate Option Exercise Price of such Ordinary Shares; (ii) the issuance or transfer to the grantee of Ordinary Shares with a Market Price at the date of such transfer equal to any such excess; or (iii) a combination of cash and Ordinary Shares with a combined value equal to any such excess, all as determined by the Board in its sole discretion. If any Options are cancelled as aforesaid, they shall, for purposes of the Maximum Restated 2000 Plan Shares and the Incentive Stock Option limitation set forth in Section 3(e), be deemed as if exercised and as if the underlying Ordinary Shares were issued.

14.	Rights as Shareholders

(a)

Options. The holder of an Option shall have none of the rights of a shareholder with respect to the Ordinary Shares subject to the Option until such shares are transferred to the holder upon the exercise of the Option.

(b)

Restricted Shares. Upon the issuance of Restricted Shares, the Restricted Shares shall confer upon the holders thereof the rights of a shareholder of the Company with respect to the Restricted Shares, subject to the provisions of the Restated 2000 Plan (including the provisions with respect to the vesting and forfeiture provisions on Restricted Shares, the provisions with respect to voting rights, by or through the Trustee or a custodian pursuant to Section 15(b), the provisions with respect to dividends set forth in Section 15(a)(iv), and the provisions with respect to transferability set forth in Section 11(b)) and any restrictions and conditions as the Board may include in the applicable Agreement.

15.	Dividends and Voting Rights

(a)

Ordinary Shares, once issued upon the exercise of Options hereunder, and Restricted Shares, shall participate equally with the Company’s other Ordinary Shares in every cash dividend which shall be declared and distributed, subject to the following provisions:

(i)	A cash dividend shall be distributed only to persons registered in the register of members as shareholders on the record date fixed for the distribution of the dividend.

(ii)

A dividend with regard to Ordinary Shares which are registered in the name of the Trustee or a custodian shall be paid to the Trustee or the custodian, as the case may be, subject to any lawful deduction of tax, whether such rate is at the usual rate applicable to a dividend or at a higher rate. The Trustee or custodian shall transfer the dividend to the grantees in accordance with instructions that he or she shall receive from the Company. Alternatively, the Company shall be entitled to pay the dividend directly to the grantee subject to the deduction of the applicable tax.

(iii)

Without derogating from the provisions of Section 15(a)(ii), the Company, the Trustee or any custodian shall be entitled to set off and deduct at source from any dividend any sum that the grantee owes to the Company (including any Related Company or any Foreign Subsidiary), the Trustee or the custodian, whether under the Restated 2000 Plan or otherwise, and/or any sum that the grantee owes to the tax authorities.

(iv)

Dividends on any Restricted Shares that have not yet vested and the forfeiture provisions with respect to which have not yet lapsed, may: (A) be paid as aforesaid; (B) be withheld by the Company subject to vesting of the Restricted Shares; or (C) be reinvested into additional Ordinary Shares of the Company which will be treated as the underlying Restricted Shares and will be subject to the same vesting schedule as the underlying Restricted Shares with respect to which such dividend was paid, all as determined by the Board in its sole discretion prior to the distribution of any dividend.

(b)

Holders of Restricted Shares and of Ordinary Shares issued following exercise of any Option shall have voting rights with respect to such shares; provided however, that for as long as any Restricted Shares or any Ordinary Shares deriving from any Award are registered in the name of the Trustee or deposited with a custodian, the Trustee or custodian alone shall be entitled to receive every notice to which a shareholder is entitled, and only the Trustee or custodian, or whomever the Trustee or custodian shall designate, shall be entitled to exercise rights as a shareholder vis-a-vis the Company, including the right to participate in all shareholders’ meetings and to vote such Restricted Shares or Ordinary Shares thereat. The Trustee or custodian, as the case may be, shall vote such shares in accordance with the instructions of the grantees on whose behalf they are held and, in the absence of such instructions, at the discretion of the Trustee or custodian in the best interests of the Company.

16.	Rights and/or Benefits Arising out of the Employee/Employer or other Relationship and the Absence of an Obligation to Employ or Retain

(a)

No income or gain which shall be credited to or which purports to be credited to a grantee as a result of the Restated 2000 Plan shall in any manner be taken into account in the calculation of the basis of the grantee’s entitlements from the Company, any Related Company or any Foreign Subsidiary or in the calculation of any social welfare right or other rights or benefits arising out of the employee/employer or any other relationship. If, pursuant to any law, the Company, any Related Company or any Foreign Subsidiary shall be obliged for the purposes of calculation of the said items to take into account income or gain actually or theoretically credited to the grantee, the grantee shall indemnify the Company, any Related Company or any Foreign Subsidiary against any expense caused to it in this regard.

(b)

Nothing in the Restated 2000 Plan or any Award granted pursuant thereto shall be interpreted as obligating the Company, any Related Company or any Foreign Subsidiary to employ or retain the services of the grantee, or as conferring upon any grantee any right to continue in the employment of or service with the Company, any Related Company or any Foreign Subsidiary or as restricting the right of the Company, any Related Company or any Foreign Subsidiary to terminate such employment or services at any time. The grantee shall have no claim pursuant to the Restated 2000 Plan whatsoever against the Company, any Related Company or any Foreign Subsidiary as a result of the termination of his or her employment or services, including, without limitation, any claim that such termination causes any Options to expire and/or any Restricted Shares to be forfeited and/or prevents the grantee from exercising any Options, and/or from receiving or retaining any Ordinary Shares otherwise issuable pursuant to any Award granted by, or Agreement with, the Company, any Related Company or any Foreign Subsidiary or results in any loss due to an imposition, or earlier than anticipated imposition, of tax liability pursuant to applicable law.

17.	Adjustments upon Changes in Capitalization; Significant Event

Notwithstanding any other provisions of the Restated 2000 Plan, the Board shall, consistent with any applicable provisions as may be set forth in an applicable Agreement, take such action as it deems appropriate for the adjustment of the number and class of shares subject to each unexercised or unvested Award and in the purchase prices of each such Award in the event of changes in the outstanding share capital of the Company by reason of any stock dividend (bonus shares), stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, split-off, spin-off or other similar change in capitalization, or a distribution to ordinary shareholders, including a rights offering, other than cash dividends or any like change, including making provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option, a cash payment to the holder of such Option in consideration for the cancellation of such Option in an amount equal to the excess, if any, of the Market Price (as determined as of a date specified by the Board) of the shares subject to such Option over the aggregate Option Exercise Price of such Option (it being understood that, in such event, any Option having an Option Exercise Price equal to, or in excess of, the Market Price of a share subject to such Option may be cancelled and terminated without any payment or consideration therefor). In any such event, the Board shall also appropriately adjust the aggregate number and class of shares available under the Restated 2000 Plan and the other maximum figures/limitations set forth under the Restated 2000 Plan, including, without limitation, adjustments to the Maximum Restated 2000 Plan Shares set forth in Section 3(b), the Restricted Share Limitation set forth in Section 3(d), the maximum number of Incentive Stock Options issuable under the Restated 2000 Plan set forth in Section 3(e) and the other components of any of the foregoing that relate to the number and class of shares issuable under the Restated 2000 Plan, and the Board’s determinations shall be conclusive.

Each of the following shall be a “Significant Event”: (i) Board or (if approval of the shareholders of the Company is required) shareholder approval of: (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Ordinary Shares would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Ordinary Shares immediately prior to the merger have the same proportionate ownership of Ordinary Shares of the surviving corporation immediately after the merger; (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or shares of the Company; or (c) the adoption of any plan or proposal for the liquidation or dissolution of the Company; (ii) any person or group (within the meaning of Section 13(d)(3) of the U.S. Securities Exchange Act of 1934) other than the Company making a tender offer or exchange offer to acquire any Ordinary Shares (or securities convertible into Ordinary Shares) for cash, securities or any other consideration, provided that: (a) at least a portion of such securities sought pursuant to the offer in question is acquired; and (b) after consummation of such offer, the person in question is the “beneficial owner” (as such term is defined in Rule 13d-3 under the U.S. Securities Exchange Act of 1934), directly or indirectly, of 20% or more of the outstanding Ordinary Shares (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire Ordinary Shares); or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

18.	Term, Termination and Amendment

Unless the Restated 2000 Plan shall theretofore have been terminated as hereinafter provided, it shall terminate on, and no Award shall be granted after, June 4, 2015. The Restated 2000 Plan may be terminated, modified, amended or extended by the shareholders of the Company. The Board may at any time terminate, modify or amend the Restated 2000 Plan in such respects as it shall deem advisable; provided, however, that the Board may not, without approval by the holders of a majority of the outstanding shares of voting stock of the Company present and voting at a duly held meeting at which a quorum is present, (a) except for adjustments in connection with events described in Section 17, (i) increase the maximum number of Ordinary Shares as to which Awards may be granted under the Restated 2000 Plan, (ii) increase the maximum number of Incentive Stock Options issuable under the Restated 2000 Plan, or (iii) increase, for purposes of the Restated 2000 Plan, the Restricted Share Limitation, (b) change the class of persons eligible to receive Awards, (c) expand the types of Awards issuable under the Restated 2000 Plan, (d) amend an Option to lower its purchase price, or take any other action with respect to an Option that would be treated as a re-pricing under generally accepted accounting principles or any applicable stock exchange rules, (e) extend the term of the Restated 2000 Plan, or (f) adopt any other amendments to the Restated 2000 Plan that are considered material (including permitting “reload” features with respect to Options or granting Options with a purchase price below Market Price as provided for herein (other than as permitted under Section 7 for Options issued in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company, a Related Company or a Foreign Subsidiary or with which the Company, a Related

Company or a Foreign Subsidiary merges or consolidates)) or that are required to be approved by shareholders pursuant to the rules of any stock exchange on which the Ordinary Shares are listed or by applicable law. Except as provided in the following paragraph or in Section 1(c), no termination, modification or amendment of the Restated 2000 Plan may, without the consent of the grantee to whom any Award shall theretofore have been granted, adversely affect the rights of such grantee under such Award.

Notwithstanding the foregoing, the Board shall have the right at any time and from time to time and without prior notice to modify outstanding Awards to comply with or satisfy local laws and regulations, to avoid costly governmental filings or to implement administrative changes to the Restated 2000 Plan that are deemed necessary or advisable by the Board for compliance with laws. By means of illustration but not limitation, the Board may modify or restrict the method of exercise of an Award, or delay, suspend or prohibit the exercise of Options or the sale of shares, to avoid securities laws or exchange control filings, laws or regulations or to comply therewith, or for any other administrative purposes deemed appropriate by the Board.

19.	Effectiveness of the Restated 2000 Plan

The merger of the 1995 Plan into the 2000 Plan and the Restated 2000 Plan shall be effective as of the date of approval thereof by the Board, which occurred on June 5, 2005 (the “2005 Effective Time”), subject to shareholder approval of the Restated 2000 Plan within 12 months of the 2005 Effective Time. If shareholder approval is not obtained at the 2005 Annual General Meeting of Shareholders, the 1995 Plan shall expire on June 21, 2005, and the 2000 Plan will continue as in effect immediately prior to the 2005 Effective Time. No Award will be granted under the Restated 2000 Plan following the 2005 Effective Time until shareholder approval thereof is obtained. Awards approved or granted under the 1995 Plan or the 2000 Plan prior to the 2005 Effective Time and outstanding as of immediately prior to the 2005 Effective Time shall continue to be governed by the terms of the 1995 Plan or the 2000 Plan (as the case may be) prior to the 2005 Effective Time. Awards granted following the 2005 Effective Time shall be granted under the terms of the Restated 2000 Plan as in effect from time to time. Awards granted prior to termination of the Restated 2000 Plan may, subject to the terms of the Restated 2000 Plan and any applicable Agreement with a grantee, be exercised thereafter.

20.	Taxation

(a)

General. The grantee shall be liable for all taxes, duties, fines and other payments which may be imposed by any tax authorities and for every obligatory payment of whatever source and upon whomsoever levied (including, but not limited to, social security, health tax, etc., as may be applicable) in respect of the Awards, the shares issued under the Restated 2000 Plan or dividends (including, without limitation, upon the grant, vesting or exercise of the Options, the grant or vesting of any Restricted Shares, the issuance or sale of any Ordinary Shares deriving from any Award or the registration of any Ordinary Shares in the grantee’s name) or any other benefit in respect thereof and/or for all charges which shall accrue to the grantee, the Company, any Related Company, any Foreign Subsidiary, the Trustee and/or any custodian in connection with the Restated 2000 Plan, the Awards, or any act or omission by the grantee or the Company, any Related Company, any Foreign Subsidiary, the Trustee or any custodian in connection therewith or pursuant to any determination by the applicable tax or other authorities, including, without limitation, any such payments required to be made by the Company, any Related Company or any Foreign Subsidiary as the result of any sale by the grantee of shares which were designated as made through a trustee pursuant to Section 102 prior to the end of the Lock-Up Period. Notwithstanding the foregoing, if the Company elects the “employment income” route for options granted through a trustee pursuant to Section 102, the Company or the Related Company, as applicable, shall pay, at its expense, any social security payments payable by the employer with respect to Awards so granted to the extent required as a result of such election.

(b)

Withholding. The Company, any Related Company, any Foreign Subsidiary, the Trustee and/or any custodian shall have the right to require the grantee to pay an amount in cash or to retain or sell without notice Ordinary Shares in value sufficient to cover any tax required by any governmental entity to be withheld or otherwise deducted and paid with respect to the Awards or the Ordinary Shares subject thereto (including, without limitation, upon their grant, vesting, exercise or sale or the registration of the Ordinary Shares in the grantee’s name) or with respect to dividends or any other benefits in respect thereof (“Withholding Tax”), and to make payment (or to reimburse itself or himself or herself for payment made) to the appropriate tax authority of an amount in cash equal to the amount of such Withholding Tax, remitting any balance to the grantee. Notwithstanding the foregoing, the grantee shall be entitled to satisfy the obligation to pay any Withholding Tax, in whole or in part, by providing the Company, a Related Company, a Foreign Subsidiary, the Trustee and/or any custodian with funds sufficient to enable the Company, the Related Company, the Foreign Subsidiary, the Trustee and/or any custodian to pay such Withholding Tax.

(c)

Certificate of Authorization of Assessing Officer. The Company (including any Related Company and any Foreign Subsidiary), the Trustee or the custodian shall at any time be entitled to apply to the Assessing Officer, and in the case of a grantee outside the State of Israel, to any non-Israeli tax authority, for receipt of their certificate of authorization as to the amount of tax which the Company, any Related Company, any Foreign Subsidiary, the Trustee, the custodian or the grantee is to pay to the tax authorities resulting from the grant of any Options, the exercise thereof, the issuance of any Ordinary Shares, receipt of any Awards of Restricted Shares, the sale of any Ordinary Shares deriving from the Award, or regarding any other question with respect to the application of the Restated 2000 Plan.

(d)

Security for Payment of Taxes. Without derogating from the above, the Company (including any Related Company and any Foreign Subsidiary) and/or the Trustee or the custodian shall have the right to require that any grantee provide guarantees or other security to the Company’s satisfaction to guarantee the payment of any taxes or other obligatory payments which may be payable as a result of or in connection with the grant of an Option, the exercise thereof, the registration of any Options or shares in the grantee’s name, the receipt of any Awards of Restricted Shares and the issuance, sale or transfer of any Ordinary Shares deriving from any Award (including any sum payable arising out of or in connection with the Company’s, the Related Company’s, the Foreign Subsidiary’s, the Trustee’s or the custodian’s obligations to deduct tax and other obligatory payments at source). With respect to Awards granted pursuant to Section 102 which were not designated as made through a trustee, if the grantee’s employment with the Company or a Related Company is terminated for any reason, the grantee will be obligated to provide the Company with a guarantee or other security to its satisfaction and at its discretion, to cover any tax obligations which may arise thereafter in connection with the disposition of the Ordinary Shares.

(e)

Election under Section 83(b). If an Award grantee, in connection with the acquisition of shares under the Restated 2000 Plan, makes an effective election under Section 83(b) of the Code (to include in gross income in the year of transfer of the amounts specified in Section 83(b) of the Code), the grantee shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

21.	Governing Law

The Restated 2000 Plan and all instruments issued hereunder shall be governed by and interpreted in accordance with the laws of the State of Israel, subject to the provisions of the Code with respect to Incentive Stock Options, and in the event of any ambiguity or conflict, the provisions hereof shall be so construed and applied as to give effect to the intention that any Incentive Stock Option granted to employees of Foreign Subsidiaries will qualify as an “Incentive Stock Option” under Section 422 of the Code.

22.	Miscellaneous

The Board may direct that any certificate evidencing shares delivered pursuant to the Restated 2000 Plan shall bear a legend setting forth such restrictions on transferability as the Board may determine to be necessary or desirable, and may advise the transfer agent to place a stop order against any legended shares.